As filed with the Securities and Exchange Commission on March 21, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio	31-0854434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(800) 972-3030

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shaun B. Patsy, Esq.

Fifth Third Bancorp

38 Fountain Square Plaza

MD10907F

Cincinnati, Ohio 45263

(513) 534-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

H. Samuel Lind, Esq.	Stephanie Meade, Esq.
Bricker Graydon LLP	Fifth Third Bank Legal Department
312 Walnut Street	38 Fountain Square Plaza
Suite 1800	MD10907F
Cincinnati, Ohio	Cincinnati, Ohio 45263
(513) 629-2756	(513) 534-4300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants

Senior Debt Securities

Subordinated Debt Securities

Stock Purchase Contracts

Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “FITB.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and our telephone number at that address is 800-972-3030.

Investing in these securities involves certain risks. See the information included and incorporated herein by reference and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2024.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2025.

Unless the context requires otherwise, references to “we,” “us,” “our” or similar terms are to Fifth Third Bancorp and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, subordinated debt securities, senior debt securities, warrants, stock purchase contracts, units, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 24, 2025;

•	Current Reports on Form 8-K filed on January 23, 2025 (SEC Accession No. 0000035527-25-000006), January 23, 2025 (SEC Accession No. 0000035527-25-000008) and March 6, 2025; and

•	Proxy Statement on Schedule 14A filed on March 4, 2025.

You can obtain a copy of these Fifth Third filings at no cost on Fifth Third’s website, http://www.53.com under the “Investor Relations” link, then under the heading “Financial Information” and then under the subheading “SEC Filings.” The information contained on our website is not incorporated into this prospectus or accompanying prospectus supplement except as described in this section of this prospectus or accompanying prospectus supplement. You also may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Office of the Corporate Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD10907F

Cincinnati, OH 45263

(513) 534-4300

We have not authorized anyone else to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

FIFTH THIRD BANCORP

Fifth Third Bancorp is an Ohio corporation organized in 1975. We are a diversified financial services company headquartered in Cincinnati, Ohio and the indirect holding company of Fifth Third Bank, National Association. We provide a wide range of financial products and services to the commercial, financial, retail, governmental, educational, energy and healthcare sectors. This includes a variety of checking, savings and money market accounts, wealth management solutions, payments and commerce solutions, securities products and services, insurance services and credit products such as commercial loans and leases, mortgage loans, credit cards, installment loans and other lending products. These products and services are delivered by our subsidiaries through a variety of channels including our banking centers, other offices, telephone sales, the internet and mobile applications.

Investor information and press releases can be viewed on our Investor Relations website at ir.53.com. Our common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Our principal executive offices are located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, and our telephone number at that address is 800-972-3030.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. At-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of the securities. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Securities other than common stock will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of the trading market for these securities.

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement relating to those securities.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the applicable prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

We may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and a sale of the security. Resales may occur in the open market or may be privately negotiated, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us under agreements that may be entered into with us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus in the ordinary course of business.

Fifth Third Securities, Inc. is a member of the Financial Industry Regulatory Authority (“FINRA”) and is an affiliate of ours for purposes of the FINRA Conduct Rules. In the event Fifth Third Securities, Inc. acts as an underwriter in connection with the offering of any securities under this prospectus and the related registration statement, such offering will be conducted in accordance with the applicable sections of Rule 5121 of the FINRA Conduct Rules. Pursuant to such rules, no FINRA member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds.

VALIDITY OF SECURITIES

Unless stated otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Bricker Graydon LLP, Cincinnati, Ohio. As of March 21, 2025, attorneys with Bricker Graydon LLP participating in this matter beneficially own, or have rights to acquire, securities issued by us with a market value of less than $200,000. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements of Fifth Third Bancorp incorporated by reference in this prospectus, and the effectiveness of Fifth Third Bancorp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Estimated expenses:

Printing Fees	$	*
Fees and Expenses of Trustee and Registrar	$	**
Accountant Fees and Expenses	$	**
Blue Sky Fees and Expenses	$	**
SEC Registration Fees	$	**
FINRA Filing Fees	$	**
Rating Agency Fees	$	**
Legal Fees and Expenses	$	**
Listing Fees and Expenses	$	**
Miscellaneous	$	**

Total	$	**

*

The Registrants are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of any additional registration fee until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

**	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 1701.13(E)(1) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following: (a) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

In addition, Section 1701.13(E)(5)(a) requires a corporation to pay any expenses, including attorney’s fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the person agrees to both (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. Moreover, Section 1701.13(E)(5)(b) provides that expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of such section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation. The indemnification provided by Section 1701.13(E) shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations of Fifth Third.

The code of regulations of Fifth Third provides that Fifth Third shall indemnify each director, officer, or employee of Fifth Third, or any person who is or was serving at the request of Fifth Third as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise to the full extent permitted or authorized by applicable law.

Fifth Third carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 16. Exhibits

Exhibit	Description of Exhibit

1	Form of Underwriting Agreement.**

4(a)	Amended Articles of Incorporation of Fifth Third Bancorp. Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on May 7, 2021.

4(b)	Code of Regulations of Fifth Third Bancorp, as Amended as of December 12, 2023. Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on December 18, 2023.

4(c)	Form of Deposit Agreement (including Form of Depositary Receipt), incorporated by reference to Exhibit 4(a) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(d)	Form of Warrant Agreement, incorporated by reference to Exhibit 4(f) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

Exhibit	Description of Exhibit

4(e)	Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and Wilmington Trust Company, as trustee. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2008.

4(f)	First Supplemental Indenture dated as of January 25, 2011 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third and the Trustee. Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 25, 2011.

4(g)	Second Supplemental Indenture dated as of March 7, 2012 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Wilmington Trust Company. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2012.

4(h)	Third Supplemental Indenture dated as of February 28, 2014 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on February 28, 2014.

4(i)	Fourth Supplemental Indenture dated as of July 27, 2015 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 27, 2015.

4(j)	Fifth Supplemental Indenture dated as of June 15, 2017 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 15, 2017.

4(k)	Sixth Supplemental Indenture dated as of March 14, 2018 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 14, 2018.

4(l)	Seventh Supplemental Indenture dated as of June 5, 2018 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2018.

4(m)	Amendment dated as of August 31, 2018 to Seventh Supplemental Indenture dated as of June 5, 2018 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018.

4(n)	Eighth Supplemental Indenture dated as of January 25, 2019 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 25, 2019.

4(o)	Ninth Supplemental Indenture dated as of October 28, 2019 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 28, 2019.

Exhibit	Description of Exhibit

4(p)	Tenth Supplemental Indenture dated as of May 5, 2020 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 5, 2020.

4(q)	Eleventh Supplemental Indenture dated as of November 1, 2021 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 1, 2021.

4(r)	Twelfth Supplemental Indenture dated as of April 25, 2022 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2022.

4(s)	Thirteenth Supplemental Indenture dated as of July 28, 2022 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee, as amended by Article 4 of the Twelfth Supplemental Indenture dated April 25, 2022 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 28, 2022.

4(t)	Fourteenth Supplemental Indenture dated as of October 27, 2022 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee, as amended by Article 4 of the Twelfth Supplemental Indenture dated April 25, 2022 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 27, 2022.

4(u)	Fifteenth Supplemental Indenture dated as of July 27, 2023 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee, as amended by Article 4 of the Twelfth Supplemental Indenture dated April 25, 2022 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on July 27, 2023.

4(v)	Sixteenth Supplemental Indenture dated as of January 29, 2024 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee, as amended by Article 4 of the Twelfth Supplemental Indenture dated April 25, 2022 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on January 29, 2024.

4(w)	Seventeenth Supplemental Indenture dated as of September 6, 2024 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee, to the Indenture for Senior Debt Securities dated as of April 30, 2008 between Fifth Third Bancorp and the Trustee, as amended by Article 4 of the Twelfth Supplemental Indenture dated April 25, 2022 between Fifth Third Bancorp and the Trustee. Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on September 6, 2024.

4(x)	Form of Senior Debt Security, incorporated by reference to Exhibit 4(c) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(y)	Subordinated Debt Securities Indenture, dated as of May 23, 2003, between Fifth Third Bancorp and Wilmington Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 22, 2003.

Exhibit	Description of Exhibit

4(z)	Subordinated Debt Securities First Supplemental Indenture, dated as of December 20, 2006, between Fifth Third Bancorp and Wilmington Trust Company, as Trustee. Incorporated by reference to Exhibit 4.14 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

4(aa)	Form of Subordinated Debt Security, incorporated by reference to Exhibit 4(e) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(bb)	Form of Stock Purchase Contract Agreement, including form of Security Certificate.**

4(cc)	Form of Unit Agreement, including form of Unit. **

4(dd)	Certain instruments defining the rights of holders of long-term debt securities of Fifth Third Bancorp and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. Fifth Third Bancorp hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.

5	Opinion of Bricker Graydon LLP as to the validity of the securities to be issued by Fifth Third Bancorp.*

8	Opinion of tax counsel as to certain federal income tax matters.**

23(a)	Consent of Deloitte & Touche LLP.*

23(b)	Consent of Bricker Graydon LLP (included in Exhibit 5).*

23(c)	Consent of tax counsel (to be included in Exhibit 8).**

24	Power of Attorney (included on signature page of this registration statement).*

25(a)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture for Senior Debt Securities.*

25(b)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture for Subordinated Debt Securities, as amended.*

107	Filing Fee Table.*

*	Filed herewith.
**

To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)

To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and the registrant regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 21, 2025.

FIFTH THIRD BANCORP

By:	/s/ TIMOTHY N. SPENCE
Timothy N. Spence
Chairman of the Board, Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints TIMOTHY N. SPENCE his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ TIMOTHY N. SPENCE	Date: March 21, 2025
Timothy N. Spence
Chairman of the Board, Chief
Executive Officer and President

Principal Financial Officer:

/s/ BRYAN D. PRESTON	Date: March 21, 2025
Bryan D. Preston
Executive Vice President and Chief
Financial Officer

Principal Accounting Officer:

/s/ JEFFREY A. LOPPER	Date: March 21, 2025
Jeffrey A. Lopper
Senior Vice President and Chief
Accounting Officer

Directors of the Company:

/s/ NICHOLAS K. AKINS	Date: March 21, 2025
Nicholas K. Akins

/s/ B. EVAN BAYH III	Date: March 21, 2025
B. Evan Bayh III

/s/ JORGE L. BENITEZ	Date: March 21, 2025
Jorge L. Benitez

/s/ KATHERINE B. BLACKBURN	Date: March 21, 2025
Katherine B. Blackburn

Date:
Emerson L. Brumback

/s/ LINDA W. CLEMENT-HOLMES	Date: March 21, 2025
Linda W. Clement-Holmes

/s/ C. BRYAN DANIELS	Date: March 21, 2025
C. Bryan Daniels

/s/ LAURENT DESMANGLES	Date: March 21, 2025
Laurent Desmangles

/s/ MITCHELL S. FEIGER	Date: March 21, 2025
Mitchell S. Feiger

/s/ THOMAS H. HARVEY	Date: March 21, 2025
Thomas H. Harvey

Date:
Gary R. Heminger

/s/ EILEEN A. MALLESCH	Date: March 21, 2025
Eileen A. Mallesch

/s/ MICHAEL B. MCCALLISTER	Date: March 21, 2025
Michael B. McCallister

/s/ KATHLEEN A. ROGERS	Date: March 21, 2025
Kathleen A. Rogers

/s/ TIMOTHY N. SPENCE	Date: March 21, 2025
Timothy N. Spence

/s/ MARSHA C. WILLIAMS	Date: March 21, 2025
Marsha C. Williams